UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

OLD BAILEY CONSULTANCY LIMITED

(Exact name of registrant as specified in its charter)

Date: January 7, 2022

Delaware	8742	61-1979454
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Unit 6, 9/F, LT Tower, No.31 Chong Yip Street,

Kwun Tong, Kowloon, Hong Kong

Issuer’s telephone number: (852) 6686 9909

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Unit 6, 9/F, LT Tower, No.31 Chong Yip Street,

Kwun Tong, Kowloon, Hong Kong

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	2,412,500	$0.80	$1,930,000.00	$210.56

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

OLD BAILEY CONSULTANCY LIMITED

2,412,500 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Old Bailey Consultancy Limited, a Delaware corporation (the “Company”), upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. As of the date of this registration statement it should be noted that our company is currently a shell company. We are not however, a blank check company.

In this public offering we, “Old Bailey Consultancy Limited” are offering 62,500 shares of our common stock and our selling shareholders are offering 2,350,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Mr. So Man Kit (“Mr. So”) who is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 62,500 shares being offered herein by the Company. Mr. So will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.80 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $0.80 for the duration of the Offering. Assuming all of the 62,500 shares being offered by the Company are sold, the Company will receive $50,000 in net proceeds. Assuming 46,875 shares (75%) being offered by the Company are sold, the Company will receive $37,500 in net proceeds. Assuming 31,250 shares (50%) being offered by the Company are sold, the Company will receive $25,000 in net proceeds. Assuming 15,625 shares (25%) being offered by the Company are sold, the Company will receive $12,500 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

We are not a Hong Kong company but a Delaware corporation, with a British Virgin Islands holding company, operating in Hong Kong, and as such, we are subject to emerging legal and operational risks associated with having the majority of our operations in Hong Kong and thereby subject to political and economic influence from China. These risks could result in a material change in our operations and/or the value of our common stock. These risks could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements and regulatory actions by the Chinese government, such as those related to data security, anti-monopoly concerns, entertainment, education, finance, real estate, video gaming, advertising, casino operations, social mores, healthcare, online and streaming sales and China’s extension of authority into Hong Kong, has or may impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange. Under current regulatory conditions in China and Hong Kong, virtually no aspect of society is being left unaffected by these changes; therefore we expect that our business and operations will also be affected by China and/or Hong Kong regulatory actions in the future. For example, if business consultancy activities in China and/or Hong Kong is restricted, our business will be adversely effected. Furthermore, the policies of the Chinese government, including the implementation of the National Security Law in Hong Kong, recent legislative and government policy changes, including the redistribution of wealth, may impact our ability to operate with legal certainty.

None of the Company’s shareholders or management have plans to enter into any agreement resulting in a change of control of the Company, subsequent to this offering.

The Company’s selling shareholders listed on page 28 are deemed to be underwriters of this offering.

This offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, our Chief Executive Officer Mr. So Man Kit owns approximately 90.36% of the voting power of our outstanding capital stock. After the offering, assuming all of their personal shares that are being registered herein are sold, Mr. So will have the ability to control approximately 85.52% of the voting power of our outstanding capital stock.

Our Chief Executive Officer, Mr. So Man Kit, will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from his own personal accounts. A conflict of interest may arise between Mr. So’s interest in selling shares for his own personal accounts, and in selling shares on the Company’s behalf.

Regarding the sale of Mr. Mr. So Man Kit’s shares, such shares will be sold at a fixed price of $0.80 for the duration of the offering.

The Company estimates the costs of this offering at $22,210.56. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock of Old Bailey Consultancy Limited.

Any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is January 7, 2022

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

In this Prospectus, “Old Bailey Consultancy” the “Company,” “we,” “us,” and “our,” refer to Old Bailey Consultancy Limited, a Delaware corporation, and Old Bailey Consultancy Limited, a British Virgin Islands company, unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31st. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

The Company

Old Bailey Consultancy Limited, a Delaware corporation (“the Company”) was originally incorporated under the laws of the State of Delaware on August 25, 2020.

We are a consultancy company in Hong Kong providing start-ups and small and medium enterprises (SMEs) with marketing advisory services.

The Company’s executive offices are located at Unit 6, 9/F, LT Tower, No.31 Chong Yip Street, Kwun Tong, Kowloon, Hong Kong. The Company’s office space is provided rent free by the Company’s Chief Executive Officer Mr. So Man Kit.

On August 25, 2020 Mr. So Man Kit was appointed Chief Executive Officer, Chief Financial Officer and Secretary of the Company.

On November 3, 2020, Old Bailey Consultancy Limited, a Delaware company (“OBC-Delaware”), acquired 100% of the equity interests of Old Bailey Consultancy Limited, a British Virgin Islands company (“OBC-BVI”), in consideration of $10,000 (U.S. Dollars). Our Chief Executive Officer, Mr. So Man Kit, was the beneficiary of the $10,000 (U.S. Dollars). Old Bailey Consultancy Limited, a Delaware company, now owns 100% of Old Bailey Consultancy Limited, a British Virgin Islands company.

On December 3, 2020, Old Bailey Consultancy Limited, a British Virgin Islands company (“OBC-BVI”), our wholly owned subsidiary, acquired 100% of the equity interests of Old Bailey Consultancy Limited, a Hong Kong company (“OBC-HK”), in consideration of $10,000 (Hong Kong Dollars). Our current Chief Executive Officer, Mr. So Man Kit, was the beneficiary of the $10,000 (Hong Kong Dollars).

We are a Hong Kong, China-based company and we may face risks and uncertainties in doing business in China, including:

●	The Peoples Republic of China (“PRC”) government has sovereignty of Hong Kong, and Hong Kong’s legislature adopts laws that are congruent with PRC government policies, laws and regulations. Because of the majority of our operations are in the Hong Kong, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects;

●	Government policies, laws and regulations in the PRC can change very quickly with little advance notice;

●	The PRC government may intervene or influence our operations in Hong Kong at any time and may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operations and/or the value of our common stock, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our common stock and other securities to significantly decline or be worthless;

●	Changes in China’s economic, political or social conditions or government policies, especially over the business operations of companies, could materially and adversely affect our business and results of operations;

●	The legal system in China embodies uncertainties which could limit the legal protections available to us or impose additional requirements and obligations on our business, which may materially and adversely affect our business, financial condition, and results of operations;

●	The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations; and

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

Permissions under Hong Kong Law and PRC Law

We are currently not required to obtain permission from any of the PRC authorities to operate and issue our common stock to foreign investors. In addition, we and our subsidiaries are not required to obtain permission or approval from the Hong Kong and PRC authorities, including China Securities Regulatory Commission (“CSRC”), Cyberspace Administration of China (“CAC”) and/or any other entity that is required to approve our operations other than the standard annual check with local administration bureau. This is subject to the uncertainty of different interpretation and implementation of the rules and regulations in the PRC that could be potentially adverse to us, which may take place quickly with little advance notice.

The PRC National Security Law

On June 30, 2020, the PRC government’s National People’s Congress Standing Committee passed a national security law (the “National Security Law”) for the Hong Kong Special Administrative Region (“Hong Kong”). The National Security Law criminalizes, and otherwise gives the PRC government board broad powers to find unlawful, a broad variety of political crimes, including separatism, and collusion with a foreign country or with external elements to endanger national security in relation to the Hong Kong. The PRC government can, at its or the Hong Kong government’s discretion, exercise jurisdiction over alleged violations of the law and prosecute and adjudicate the cases in mainland China. The law can apply to alleged violations committed by anyone, anywhere in the world, including in the United States. We do not believe that we violate or have violated the National Security Law, but in light of the PRC government’s current and rapidly changing policies regarding PRC and Hong businesses operations, our business operations could in the future be subject to the National Security Law, if the PRC or Hong Kong government believes that it should.

Our Corporate Structure

The following diagram represents our corporate structure:

Mr. So Man Kit
(Chief Executive Officer, Chief Financial Officer, Secretary and Director)
90.3%
Old Bailey Consultancy Limited, a Delaware corporation
(corporation making this offering to prospective investors)
100%
Old Bailey Consultancy Limited, a British Virgin Islands company
(subsidiary conducting operations in Hong Kong, as a foreign corporation)
100%
Old Bailey Consultancy Limited, a Hong Kong company
(subsidiary conducting operations in Hong Kong)

The Offering

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”). We have 100,000,000 shares of Common Stock issued and outstanding. Through this offering we will register a total of 2,412,500 shares of common stock, in which 62,500 shares being offered herein by the Company and 2,350,000 shares being offered herein by our selling shareholders. Our selling shareholders may endeavor to sell all 2,350,000 shares of common stock after this registration becomes effective. The shares being offered herein by the Company and the selling stockholders are to be sold at a fixed price of $0.80 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

Our Chief Executive Officer, Mr. So Man Kit will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from his own personal accounts, inclusive of those for entities he also owns and controls. A conflict of interest may arise between Mr. So’s interest in selling shares for his own personal accounts, and in selling shares on the Company’s behalf.

Regarding the sale of Mr. So Man Kit’s shares, such shares will be sold at a fixed price of $0.80 for the duration of the offering. Mr. So intends to inform any potential investor of the ultimate beneficiary of the proceeds when selling shares of stock in the Company.

Our Chief Executive Officer, Mr. So Man Kit, who is also our sole promoter, will own an aggregate of 85.52% of the outstanding shares after this offering assuming all of the shares registered for resale that he owns, directly, or indirectly are sold.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company	62,500 shares of common stock, at a fixed price of $0.80 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason, terminate the offering.

Securities being offered by the Selling Stockholders	2,350,000 shares of common stock, at a fixed price of $0.80 offered by the selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	All of the shares being registered herein will be sold at a fixed price per share of $0.80 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	100,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	16,662,500 common shares will be issued and outstanding following the offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.80.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.80 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds for, but not limited to, funding of day to day operations, ongoing reporting requirements, hiring staff, working space rent and marketing expenses.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,412,500 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Following effectiveness of this registration statement, Our Chief Executive Officer Mr. So Man Kit will sell the 62,500 shares of common stock being registered herein, on a BEST EFFORTS basis. Our selling shareholders will sell the 2,412,500 shares of common stock being registered herein, on a BEST EFFORTS basis.

Registration Costs	We estimate our total offering registration costs to be approximately $22,210.56.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, our Chief Executive Officer Mr. So Man Kit owns approximately 90.36% of the voting power of our outstanding capital stock. After the offering, assuming all of their personal shares that are being registered herein are sold, Mr. So will have the ability to control approximately 85.52% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Competition from both large, established industry participants and new market entrants may impair or limit our ability to attract potential attendees to our informative seminars.

Our competition in the industry of hosting seminars is highly competitive with numerous participants from new market entrants and established industry participants. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt more quickly to hosting seminars that are either more informative or pleasing to attend.

The accompanying financial statements have been prepared assuming the company will continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Our current lineup of consultancy services is untested in our target demographic within Hong Kong and as such we cannot be certain that we will attract as many clients as we anticipate.

Due to our limited knowledge of how receptive our target demographic will be to our consultancy services within the areas we are initially going to be targeting we cannot guarantee that we will have as many attendees sign up for our seminars as we anticipate. In the event that we do not have as many attendees as we anticipate then we may be our forced to scale back our operations considerably or cease operations altogether.

The company is subject to the risks inherent in the creation of a new business.

The Company is subject to substantially all the risks inherent in the creation of a new business. The implementation of our business strategy is still in the development stage. Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of an emerging business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

We may be subject to Government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen’s compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts and further restrictions within the United States. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

Any failure to maintain adequate general liability, commercial and service liability insurance could subject us to significant losses of income.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our revenue growth rate depends primarily on our ability to execute our business plan.

We may not be able to identify and maintain the necessary relationships within our industry. Our ability to execute our business plan also depends on other factors, including the ability to:

1. Offer consultancy services which are well received by our target demographic;

2. Hire and train qualified personnel;

3. Maintain marketing and development costs at affordable rates; and,

4. Maintain an affordable labor force.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for management consulting seminars, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

A failure to manage our growth effectively could harm our business and offering results.

Financial and management controls, and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls, and to hire, train, and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. Our failure to manage our growth effectively could harm our business and operating results.

The company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate income.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

If we fail to maintain the value of our brand, our sales are likely to decline

Our success depends on the value created by Old Bailey Consultancy Limited Maintaining, promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide a consistent, high quality consultancy services that is well received by clients. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Any of these events could result in a decrease in revenue and market share.

Strong competition in the seminar Industry could decrease our market share.

The industry of marketing consultancy services is highly competitive. We compete with various corporations and business entities with business plans comparable to our own. In addition, some of our competitors may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for the available market share. We also expect to face increased competition as a result of new entrants to our industry. There is the possibility may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the industry in which we operate is of significant importance to the success of our business. A well-recognized brand name is critical to increasing our customer base and, in turn, increasing our revenue. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities as we begin to offer our seminars. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

We expect our quarterly financial results to fluctuate.

We expect our net revenue and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	General Economic Conditions;
●	Our ability to retain, grow our business and attract new clients;
●	Administrative Costs;
●	Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of Mr. So Man Kit, our Chief Executive Officer and President. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Mr. So Man Kit, our Chief Executive Officer and President. The loss of his services would delay our business operations substantially.

In addition, we have been utilizing and intend to continue to utilize funds from Mr. So Man Kit, who have informally agreed to advance funds to allow us to pay for any Company responses. It is the Company’s intention to continue to fund our activities with monetary contributions from our Officers and Directors. However, such arrangements are not intended to be legally-binding. If, in the future, Mr. So Man Kit is no longer able or willing to advance funds to us, we have to seek to fund operations going forward.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and Director, have limited experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our Officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

The coronavirus (“COVID-19”) pandemic could adversely impact our operations, demand for our services and our operating results.

The impact of the coronavirus (“COVID-19”) outbreak on the financial condition of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 16,600,000 shares are issued and outstanding as of March 31, 2021. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The offering price of the shares should not be used as an indicator of the future market price of the shares. Therefore, the offering price bears no relationship to the actual value of the Company and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price for the sale of the shares of common stock by the Company was determined arbitrarily by management. The facts considered in determining the offering price were our financial condition and prospects, our current operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the shares.

Because the price at which we are selling our common stock in this offering was arbitrarily determined by management and bears no relationship to any criteria of value, investors may not be able to recover their investment. Investors in our common stock will suffer immediate and substantial dilution.

Our management arbitrarily determined our offering price of $0.80 per share of common stock. This price is unrelated to specific investment criteria, such as the book value, assets or past operating results. Accordingly, there is no guarantee that investors will be able to recover their investments in our common stock or realize eventual capital gains.

Our Chief Executive Officer, Mr. So Man Kit, and the present owner of all of our issued and outstanding common stock acquired such securities at a cost substantially less than that which the investors in this offering will pay. Upon the purchase of shares of this offering, investors will experience an immediate and substantial dilution. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of our securities in the future could result in further dilution.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $22,210.56 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Related To Doing Business In The People’s Republic Of China

Changes in the political and economic policies of the People’s Republic of China (the “PRC”) government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

We are a holding company that, through our wholly-owned British Virgin Islands subsidiary, operates our business consultancy business. The PRC government has sovereignty of Hong Kong, and Hong Kong’s legislature adopts laws that are congruent with PRC government policies and laws. Because of the majority of our operations are in Hong Kong, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules and regulations.

A substantial majority of our operations are conducted in the Hong Kong, and are governed by PRC and Hong Kong laws, rules and regulations. Our Hong Kong subsidiaries may become subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review, Personal Information Protection Law, regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

Recently, the Cyberspace Administration of China has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the Cyberspace Administration of China published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on our online ticketing platform. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting or removal from the over-the-counter markets.

Also, on August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which will be implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with regulatory authorities in the Unities States—including the SEC and the Department of Justice—may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

Risks Relating to this Offering

Our Chief Executive Officer, Mr. So Man Kit, who is also our sole promoter, will own an aggregate of 85.52% of the outstanding shares after this offering assuming all of the shares registered for resale that he owns, directly, or indirectly are sold. Mr. So will retain significant control of the Company after this offering, which in turn could decrease the price and marketability of the shares.

After all 62,500 shares of common stock of this Offering are sold, our CEO will hold 85.52% of total outstanding shares and will retain significant control.

As a result, our CEO will have an ability to influence the Company as follows:

-	elect or defeat the election of our Directors;

-	amend or prevent amendment of our articles of incorporation or bylaws;

-	effect or prevent a merger, sale of assets or other corporate transaction; and

-	affect the outcome of any other matter submitted to the stockholders for vote

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by our Chief Executive Officer or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company; this could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $18,142,61. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $25,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB.

Substantial future sales of our common stock held by Mr. So Man Kit, our Chief Executive Officer, Chief Financial Officer, Secretary and Director, could cause the market price of our common stock to decline.

Mr. So holds 15,000,000 shares of our common stock, which he received as consideration for the incorporation of our Company. The Company ascribed a value of $0.01 per share to the 15,000,000 shares issued to Mr. So, and such price of $.01 per share is substantially lower than the $0.80 per shares paid by investors in this offering. Therefore, Mr. So has a financial incentive to sell the common stock held by him immediately upon effectiveness of this offering to realize the profit equal to the difference between the price of $0.01 per share and the offering price of $0.80. If Mr. So sells his shares, the price of our common stock could decrease. If our stock price decreases, Mr. So may have a further incentive to sell the shares of our common stock that he holds. These sales may have a further adverse impact on our stock price. Additionally, as the Company’s sole officer and director, Mr. So is responsible for selling the 62,500 shares offered by the Company. He will have an incentive to sell his shares before selling the Company’s shares, and as such he has a conflict of interest with us.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

●	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

●	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

●	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

●	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

●	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

●	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

●	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of operations from August 25, 2020 to December 31, 2020

Revenues

During the period from August 25, 2020 (Inception) until December 31, 2020, the Company generated revenues amounting to $5,000. The Company started to generate revenue in December 2020. The revenue represented income from marketing consultancy services. The revenue was attributed to an agreement with a third party client. The marketing consultancy services provided pursuant to the above agreement included pricing strategy, service and product development strategy, market positioning strategy, competitive analysis, social media and online presence, offline marketing events, online marketing funnel building, budgeting. As of December 31, 2020, we received full settlement from the client in cash as a result of this agreement.

Cost of Revenue

During the period from August 25, 2020 (Inception) until December 31, 2020, the cost incurred in providing service coordination was $2,500 and gross profit was generated in the amount of $2,500.

General and administrative expenses

During the period from August 25, 2020 (Inception) until December 31, 2020, we incurred general and administrative expenses in the amount of $21,231. These expenses represent incorporation fee, audit fee and bank charges incurred during the year.

Net loss

During the period from August 25, 2020 (Inception) until December 31, 2020, we incurred a net loss of $18,918.

Liquidity and Capital Resources

Our cash balance is $5,064 as of December 31, 2020. We estimate that our cash balance will be sufficient to continue operations through the next 12 months. We have been utilizing and intend to continue to utilize funds from our Officers and Directors, who have informally agreed to advance funds to allow us to pay for any Company responses. It is the Company’s intention to continue to fund our activities with monetary contributions from our Officers and Directors. However, such arrangements are not intended to be legally-binding. We may also seek to fund operations going forward with future generated revenues.

Being an early stage company of which has generated minimal revenue, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing. We believe that our Officers and Directors will provide us enough funds to fund our business operations.

As of December 31, 2020 we have a net loss of $18,918. We believe that we will be able to generate revenue through the provision of marketing consultancy services. We will rely heavily on the business network acquired by our Chief Executive Officer Mr. So Man Kit in order to acquire future clients.

Cash Provided by Operating Activities

During the period from August 25, 2020 (Inception) until December 31, 2020, net cash inflow from operating activities was $2,269. The cash provided by operating activities was the result of the provision of marketing consultancy services provided by the Company.

Cash Provided By Financing Activities

During the period from August 25, 2020 (Inception) until December 31, 2020, net cash provided by financing activities was $1,295 and was primarily the result of the fund injection from a shareholder and bank overdraft.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Results of operations for the three months ended March 31, 2021

Revenues

During the three months ended March 31, 2021, we did not generate any revenues.

Cost of Revenue

During the three months ended March 31, 2021, we did not incur any cost of revenue.

General and administrative expenses

During the three months ended March 31, 2021, we incurred general and administrative expenses in the amount of $2,530. These expenses represent bank charges and accounting review fee incurred during the period.

Net loss

During the three months ended March 31, 2021, we incurred a net loss of $2,530.

Liquidity and Capital Resources

Our cash balance is $12,976 as of March 31, 2021. We estimate that our cash balance will be sufficient to continue operations through the next 12 months. We have been utilizing and intend to continue to utilize funds from our Officers and Directors, who have informally agreed to advance funds to allow us to pay for any Company responses. It is the Company’s intention to continue to fund our activities with monetary contributions from our Officers and Directors. We may also seek to fund operations going forward with future generated revenues.

Being an early stage company of which has generated minimal revenue, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing. We believe that our Officers and Directors will provide us enough funds to fund our business operations.

As of March 31, 2021, we have a net loss of $2,530. We believe that we will be able to generate revenue through the provision of marketing consultancy services. We will rely heavily on the business network acquired by our Chief Executive Officer Mr. So Man Kit in order to acquire future clients.

Cash Used in Operating Activities

During the three months ended March 31, 2021, net cash outflow from operating activities was $30. The cash used in operating activities was mainly from the bank interest expenses and bank charges incurred during the period.

Cash Provided By Financing Activities

During the three months ended March 31, 2021, net cash provided by financing activities was $7,942 and was primarily the result of share issuances and changes in bank overdraft.

For the three months ended March 31, 2021, we have issued an aggregate of 1,600,000 shares of our common stock to 5 investors, in consideration of a total of $8,000. Shares of common stock were sold to these investors in 320,000 shares each at a price per share of $0.005.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information, various industry publications as well as other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Our Industry

Our company falls into a number of industries due to the unique and varied nature of the material we plan to discuss at our future seminars. While we believe that our primary industry to be the business and management consultancy industry, we also fall into industries which include, but are not strictly limited to, business services, corporate development, etc. Management consultancy is the practice of helping organizations/businesses to improve their performance, operating primarily through the analysis of existing organizational problems and the development of plans for improvement. These are all topics we intend to cover in our informative seminars. Organizations may draw upon the services of management consultants for a number of reasons, including gaining external (and presumably objective) advice and access to the consultants’ specialized expertise. The keynote speakers and other staff at our seminars will not only offer informative information as previously denoted but will reach out to attendees on a more personal level to discover ways in which they could improve upon their own businesses and the challenges they face daily in running such businesses.

The global consulting industry revenues (including HR, IT, strategy, technical, operations, management and business advisory services) will be about $506 billion in 2019, according to Plunkett Research estimates. This represents reasonable growth from $491 billion during the previous year. In the U.S., consulting of all types, including management, scientific and technical, generated $274.1 billion during 2018, up from $261.0 billion the previous year. Accounting and related services (such as tax return preparation) generated an additional $179.4 billion in 2018, up from about $175.4 billion during 2017, according to the U.S. Bureau of the Census. The data from this paragraph can be found at: https://www.plunkettresearch.com/industries/consulting-market-research/#:~:text=Consulting%20OVERVIEW,according%20to%20Plunkett%20Research%20estimates.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Old Bailey Consultancy Limited, a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 25, 2020.

On August 25, 2020, Mr. So Man Kit was appointed as Chief Executive Officer, Chief Financial Officer and Secretary. Additionally, on August 25, 2020, the Company issued 150,000 shares of restricted common stock, each with a par value of $0.01 per share, to Mr. So Man Kit for incorporation of the Company. Due to the change of par value from $0.01 to $0.0001, the number of these shares issued to Mr. So has increased accordingly from 150,000 to 15,000,000.

On November 3, 2020, the Company acquired 100% of the equity interests of Old Bailey Consultancy Limited, a company incorporated in the British Virgin Islands.

On November 18, 2020, a special meeting of Board of Director was held to amend the Certificate of Incorporation (the “Special Meeting”) and the amendment has been filed to the state of Delaware on the same date. Pursuant to the Special Meeting, the total amount of common stock the Company is authorized to issue would be increased to 100,000,000 shares and the par value would be changed to $0.0001 per share.

On December 3, 2020, the Company through its subsidiary in the British Virgin Islands, Old Bailey Consultancy Limited, acquired 100% of the equity interests of Old Bailey Consultancy Limited, a company incorporated in Hong Kong.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Our Business

We are a consultancy company in Hong Kong providing local start-ups and small and medium enterprises (SMEs) with marketing advisory services (the “Marketing Advisory”). The Marketing Advisory is a standard marketing advisory services which aims to assist them in adapting to different market trends across the globe, including but not limited to the online marketing practices and the general marketing practices in Hong Kong. The Marketing Advisory is divided into five stages: (i) client engagement; (ii) initial meeting with clients; (iii) feasibility study with recommendations; (iv) execution of marketing strategies; and (v) ongoing evaluation.

(i)	Client engagement

We source clients through business networks of our management and various commerce chambers in Hong Kong. Upon acceptance by the client, a standard engagement letter will be signed by clients and us. The engagement letter contains scoop of our services, terms and conditions of the Marketing Advisory. Upon engagement, clients are required to settle the fee in full before the commencement of the Marketing Advisory.

(ii)	Initial meeting with clients

Upon commencement of the Marketing Advisory, we arrange an initial meeting with clients (the “Initial Meeting”) in order to obtain basic understanding of the clients’ business, including but not limited to:-

-	nature of business;
-	products and/or services offered;
-	targeted customers;
-	targeted geographic locations;
-	budget for sales and marketing for the next three years;
-	business expansion plan for the next three years; and
-	clients’ specific preference for marketing plan

The information obtained in the Initial Meeting would help us assess their current marketing positions and further support our recommendations to develop further marketing plan to be included in the feasibility study in stage (iii).

The Initial Meeting can be held in the client office or, depending on the clients’ preference, through online meeting, that is, by using online conferencing apps such as Zoom, Microsoft etc.

The Initial Meeting takes about two to three hours. Depending the complexity of clients’ business and situation, additional meetings will be held if necessary.

(iii)	Feasibility study and recommendations for marketing strategies

For each client, we conduct a report of feasibility study according to the clients’ current business operation and marketing strategies (the “Feasibility Study”). The Feasibility Study is a report includes findings on current client’s marketing position and recommendations on future marketing plan.

As for the findings on current client’s marketing position, we identify the market lead within the markets of the client. Then, we advise on mapping all the entities’ market activities and client flows by tracking all these activities. This allows our clients to have a clearer picture on formulating the suitable marketing plan. We also assess the level of market knowledge of our clients to make sure the clients keep up with all the market trends of where the clients are located.

As for the recommendations on future marketing plan, it covers eight key areas of marketing, namely:-

a.	Pricing Strategy
b.	Service and Product Development Strategy
c.	Market Positioning Strategy
d.	Competitive Analysis
e.	Social Media and Online Presence
f.	Offline Marketing Events
g.	Online Marketing Funnel Building
h.	Budgeting

The above marketing plan usually covers a period of three years. In view of the limitation in resources, there would be priorities on the implementation of the plans. As part of recommendation we advise our clients on the level of urgency of these analyses and provide support on their implementation.

Depending of the complexity of the client and the need of the client, the Feasibility Study takes about two to three weeks to complete. Once it is completed, we will arrange a meeting with client to explain the findings in the Feasibility Study and the recommendations of the future marketing plan. Clients will have an opportunity to comment on the recommendations given and raise questions. We may amend the recommendations according to the clients’ comments.

(iv)	execution of marketing strategies

Upon confirmation of the clients, we assist the client to execute the marketing plan based on our recommendations in the Feasibility Study. In the case that the clients face difficulties in executing our recommended marketing strategies, we may refer third-party expertise with relevant experience and qualifications to assist the clients in executing the marketing plan.

Ongoing monitoring and evaluation

We provide clients with one-year ongoing monitoring and evaluation. We arrange evaluation meetings with the clients once a month to evaluate the effectiveness of the marketing measures adopted and provide the latest news on the market trends. The ongoing evaluation allows the clients to adjust their marketing measures where necessary to respond to changing customers’ demand and preference. We will commence ongoing evaluation once the clients execute the marketing plan.

Future plan

Motivational and Productivity Speeches

We plan to provide a wide range of speeches which can be categorised as follows:

1.	Motivational Speeches
2.	Productivity Speeches

Motivational Speeches

We will provide consultation, advisory and organization-wide speeches on motivation. We help clients choose the best way to keep their company momentum, manage their employees and create long term drive for the company. Our tools include but not limited to:

Seminars

● This will be in partnership with other management consulting companies to ensure everything will be backed with research and analysis

● Examples of topics we may advise our clients: employee drive and motivation, company values and practices. Entrepreneurial spirit, etc.

● In consultation with our company and in accordance with the client’s need, the speeches will be set up in a timely manner.

● We have a team dedicated to liaising with the clients to ensure that any follow-up action will be promptly dealt with, and the speeches are properly delivered.

Productivity Speeches

● We have staff specializing in productivity services.

● Clients will receive sufficient advice before drafting a concrete productivity plan. Advice includes but not limited to how to effectively use time; talent management, etc.

● In view of the fast-changing world, there will be more tools coming up to help manage the productivity. Our team will keep up with the trend and advise the clients on the options in different situations.

Topics included in our speeches

Scope of services is large and unlimited, but in short, the format of speeches can be summarised as follows:

1.	Offline organization wide motivational/productivity speech
2.	Offline individual motivational/productivity consultation
3.	Online organization wide motivational/productivity speech
4.	Online individual motivational/productivity consultation

We aim to provide advice on matters including but not limited to:

●	Management psychology and employee motivation
●	Workplace communication and non-verbal communication
●	Healthy lifestyle for drive and motivation
●	Company value alignment
●	Employee relations and work life balance
●	Pressure relief
●	Time and project management
●	Usage of productivity tools within teams
●	Scheduling and effective meeting procedures
●	Effective communication
●	Any other topic to help clients achieve their business goals

Corporate and Executive Training

We plan to provide corporate and executive training seminars, webinars and events to organizations focusing on the role as Corporate Training Outsourced Speaker & Corporate Training Events

Corporate Training Outsourced Speaker

Our director, Mr. So Man Kit has deep experience in corporate training and we have had previous networks that we worked with. As an outsourced speaker, we plan to provide courses targeting non-governmental and non-profit organizations, financial institutes and other organizations. These training are conducted in the following formats:

●	Webinars
●	In-Person Training
●	Client Seminars

We will prepare training materials and these materials will be approved by clients prior to every seminar and we use our own training material when invited as an outsourced speaker. The three training formats are pre discussed with clear goals such as educating employees, especially senior executives on the management of the company and passing on the values of the company or educating clients about the importance of corporate governance that spans through the whole organization.

Corporates would also employ full-day to multiple-day events that would be organized by us. We will design a set of tailor-made training materials for corporates with different needs and conduct comprehensive in-person training with them to deepen their knowledge on the selected topic.

We plan to execute the above future upon our shares have been quoted in the OTC Markets. We expect that it takes three to six months but there is no assurance that the future plan will be implemented as planned.

Revenue

From the date of inception, August 25, 2020, to December 31, 2020, we have generated the revenue amounting to $5,000, which was arising from the marketing advisory fee income.

Corporate and Executive Training Services:

Price ranges from USD $4,500 per hour up, which will be determined by the nature of issue, complexity, time and labour.

Marketing And Sales Strategy

Currently we have set up a company website and a Facebook fan page to raise our brand awareness, promote our business and publish articles regarding how to use basic marketing techniques to promote a business.

Our director also utilise his business network to further promote our brand and services.

We plan to market our products as follows:

PR / Social Networks. We will set up our own channel on YouTube and Instagram to promote our brand and services. Clients can directly choose our services from these channels to enhance our accessibility. We will also make use of the personal Facebook Page of our director, Mr. So Man Kit Albert, in which his page has over 12,000 followers, to promote our services in the future. Once the Youtube channel has been set up, we plan to publish simple yet practical content that discusses trendy topics.

Columns on magazines. Our team will constantly publish their opinions and advice on magazines (e.g. iMoney). This is a way to present our profession and practice areas to our potential clients. This will also increase our exposure to our target audience as start-ups and SMEs are one of our target readers.

Paid for Keyword and Advertising. We plan to use keyword advertising on Google to drive traffic to our social networking channels and website.

Employees

We have 1 employee, Mr. So Man Kit Albert, who is also our chief executive officer, president and sole director. Currently, he is responsible for producing all the training materials, contacting different companies and organisations for co-operating opportunities and giving advice to corporate and individual clients.

We plan on having around 5 employees in our team in the future and would expand further.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Location

Our principal address of office is Unit 6, 9/F, LT Tower, No.31 Chong Yip Street, Kwun Tong, Kowloon, Hong Kong. We plan to move our office to accommodate at least five staff members upon our shares are quoted in the OTC Markets.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction in which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Patents and Trademarks

We currently have not obtained any copyrights, patents or trademarks.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.80. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000 as anticipated.

Use of Proceeds

Next 12 months Planned Action	If 2,500,000 shares (100%) are sold:	If 1,875,000 shares (75%) are sold:	If 1,250,000 shares (50%) are sold:	If 625,000 shares (25%) are sold:
Daily Operating Expenses	$10,000	$7,500	$5,000	$-
Working Space Rent	$15,000	$7,500	$3,000	$-
Payment for Ongoing Reporting Requirements	$10,000	$10,000	$10,000	$10,000
Hiring Staff	$10,000	$7,500	$5,000	$2,500
Marketing	$5,000	$5,000	$2,000	$-

TOTAL NET	$50,000	$37,500	$25,000	$12,500

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at approximately $22,210.56. The Company intends to use available cash reserves to pay for any offering expenses. If insufficient funds are available, the Company’s officers and directors have informally agreed to cover any such expenses relating to this offering.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.8 per share.

The following table sets forth information with respect to our initial stockholders, defined herein as shareholders we currently have prior to this offering, and the public stockholders, which is defined herein as prospective shareholders from the offering(s) in which we seek to carry out. The following assumes the sale of 100% of our shares of common stock that we are offering herein.

	Shares Purchased		Total Consideration		Average Price per
	Number	Percentage	Amount	Percentage	Share
Initial Stockholders	16,600,000	99.62%	$9,500	15.97%	$0.0005
Public Stockholders	62,500	0.38%	$50,000	84.03%	$0.8000

	16,662,500	100.00%	$59,500	100.00%

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: Totals in the table below are rounded to the nearest $0.01.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.80	$0.80	$0.80	$0.80
Net tangible book value per share as of March 31, 2021	$0.00	$0.00	$0.00	$0.00
Increase in net tangible book value per share attributable to this offering	$0.001	$0.02	$0.003	$0.004
Adjusted net tangible book value per share after giving effect to this offering	$0.001	$0.002	$0.003	$0.004
Dilution in net tangible book value per share to new investors	$0.799	$0.798	$0.797	$0.796
Dilution to New Shareholders (%)	99.81%	99.72%	98.63%	99.53%

Net Tangible Book Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$12,269
Net proceeds from this offering	50,000
$62,269
Denominator:
Shares of common stock outstanding prior to this offering	16,600,000
Shares of common stock to be sold in this offering (100%)	62,500
16,662,500

Net Tangible Book Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$12,269
Net proceeds from this offering	37,500
$49,769
Denominator:
Shares of common stock outstanding prior to this offering	16,600,000
Shares of common stock to be sold in this offering (50%)	46,875
16,646,875

Net Tangible Book Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$12,269
Net proceeds from this offering	25,000
$37,269
Denominator:
Shares of common stock outstanding prior to this offering	16,600,000
Shares of common stock to be sold in this offering (50%)	31,250
16,631,250

Net Tangible Book Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$12,269
Net proceeds from this offering	12,500
$948,025
Denominator:
Shares of common stock outstanding prior to this offering	16,600,000
Shares of common stock to be sold in this offering (25%)	15,625
16,615,625

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,600,000 shares of our common stock held by five shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of the date of this prospectus and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Percentage of common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
So Man Kit[1]	15,000,000	90.36%	750,000	14,250,000	85.52%
Tsang Yee Man Grace	320,000	1.93%	320,000	-	0.00%
Ng Loi Tai	320,000	1.93%	320,000	-	0.00%
Lee Pik Kei Maggie	320,000	1.93%	320,000	-	0.00%
Ng Tsz Yin Natalie	320,000	1.93%	320,000	-	0.00%
Lee Hong Ching	320,000	1.93%	320,000	-	0.00%
Total	16,600,000	100.00%	14,350,000	14,250,000	85.52%

Notes to table:

1 So Man Kit is the Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company.

Mr. So Man Kit and the Company’s selling shareholders listed above are deemed to be underwriters of this offering.

PLAN OF DISTRIBUTION

The Company has 16,600,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 2,350,000 shares of common stock to be sold on a best efforts basis by the selling shareholders named herein at a price of $0.80 per share. The Company is also registering an additional 62,500 shares of its common stock for sale at the fixed price of $0.80 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will receive all proceeds from the sale of the 62,500 shares being offered on behalf of the Company itself. The Company will not receive any of the proceeds from the sale of the 2,350,000 shares being offered by the selling shareholders. The proceeds from the sale of shares will go to the respective individual in which shares were sold by. The price per share is fixed at $0.80 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. The selling shareholders will not offer shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our Chief Executive Officer, So Man Kit, is the only party, pursuant to this offering, who will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from his own personal accounts. A conflict of interest may arise between Mr. So’s interest in selling shares for his own personal accounts, and in selling shares on the Company’s behalf. There is no agreement with Mr. So regarding the sale of the shares on the Company's behalf. Mr. So has indicated his intent to sell the shares of the company initially, and subsequently his own shares after all of the company’s shares have been sold, but there can be no assurances that this will remain the case.

Regarding the sale of Mr. So Man Kit’s shares, such shares will be sold at a fixed price of $0.80 for the duration of the offering.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $22,210.56. If the Company does not have enough funds to cover such costs the officers and directors of the Company have agreed to cover this cost.

The Company’s selling shareholders listed herein on page 28 are deemed to be underwriters of this offering.

Offering Period and Expiration Date

The offering of securities by the Company will start on the date that this registration statement is declared effective by the SEC and continue for a period of 365 days unless the offering is completed or otherwise terminated by us, or in such case extended for an additional 90 days or furthermore for any time deemed necessary by our Board of Directors.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Old Bailey Consultancy Limited”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Procedures for Subscribing (Shares offered by selling shareholders)

The selling shareholders will not accept any money until the SEC declares this registration statement effective. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must purchase shares directly from the selling shareholder.

All checks or cash will be for the beneficiary of the selling shareholder. The process to subscribe may vary depending on the shareholder as the Company is not affiliated with any subsequent purchase of shares between future investors and the shareholders herein who will be able to sell shares.

Right to Reject Subscriptions (Shares offered by selling shareholders)

Shareholders have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”). As of the date of this filing we have 16,600,000 shares of Common Stock issued and outstanding.

Our Chief Executive Officer, Mr. So Man Kit, who is also our sole promoter, will own an aggregate of 85.52% of the outstanding shares after this offering assuming all of the shares registered for resale that he owns, directly, or indirectly are sold. Mr. So will retain significant control of the Company after this offering, which in turn could decrease the price and marketability of the shares.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

We have no shares of preferred stock issued and outstanding at this time.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we have not engaged any transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Thomas E. Puzzo, PLLC of 3823 44th Ave. NE, Seattle, WA 98105.

The financial statements included in this prospectus and the registration statement have been audited by JP Centurion & Partners Plt, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s executive offices are located at Unit 6, 9/F, LT Tower, No.31 Chong Yip Street, Kwun Tong, Kowloon, Hong Kong. The Company’s office space is provided rent free by the Company’s Chief Executive Officer Mr. So Man Kit.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and Old Bailey Consultancy Limited are provided below:

Name	Age	Position
Mr. So Man Kit	40	Chief Executive Officer, Chief Financial Officer, Secretary and Director

Prof. So Man Kit (Albert) - Chief Executive Officer, Chief Financial Officer, Secretary and Director

Prof. Albert So, practicing solicitor of High Court of Hong Kong and the adjunct professor at laws. He is also the Chairman of Hong Kong Mediation and Arbitration Centre; the Chairman of Wealth Succession Planning Association Limited. Over the years, he had been the (1) Consultant Solicitor of AC Lawyers LLP; (2) Programme Leader and Lecturer of City University of Hong Kong (SCOPE); (3) Part- time law Lecturer of Open University of Hong Kong (including, inter alia, criminal laws, employment laws, contract laws, personal data privacy laws and sexual harassment policies), (4) Programme Director and Lecturer of Hong Kong Polytechnic University (MBAAA) mediation programme, (5) patron and Honorary Advisor of Hong Kong Special Administrative Region Outstanding Students’ Union, (6) Honorary Legal Advisor of Tung Wah Group of Hospitals (Long Love Integrated Family Service Centre).

Professional Qualification and Education

Prof. So obtained his bachelor’s degree in laws at the University of London, postgraduate studies in laws at both the University of Hong Kong and competition laws at the King’s College London. In addition, he received his professional postgraduate education in business and financial laws at the University of Cambridge and Harvard University (John F. Kennedy School of Government). Currently, he is the arbitrator/mediator/member of: (1) Kuala Lumpur Regional Centre for Arbitration (KLRCA), (2) Hong Kong Mediation and Arbitration Centre, (3) Hong Kong International Arbitration Centre, (4) Lands Tribunal of Judiciary, (5) Law Society of Hong Kong (6) Hong Kong Mediation Accreditation Association Limited, (7) Hong Kong Institute of Arbitrator, (8) International Chambers of Commerce. He is also the professional member or fellow of International Chamber of Commerce, Hong Kong Institute of Directors, Hong Kong Institute of Chartered Secretaries, Chartered Institute of Arbitrators, Hong Kong Institute of Arbitrators, Member of Asia Pacific Users’ Council of London Court of International Arbitration, Arbitration Committee Member of Law Asia, as well as the Advisory Member of International Council of Commercial Arbitration. As professional recognitions, he has been awarded the Fellowship by the Kuala Lumpur Regional Centre for Arbitration (KLRCA), International Bar Association, Hong Kong Institute of Arbitrators and Royal Asiatic Society of Great Britain and Ireland.

Work Experience

Prof. So has over 15 years of professional experience in both Hong Kong and England legal industries. Starting from 2003, he held the in-house legal position at Hang Seng Bank Limited, responsible for handling various legal, compliance and litigation issues of the banking groups. Later on, he had also been working at HSBC Holding Limited (London), where he was responsible for global legal and regulatory matters. Upon the global financial crisis and the collapse of Lehman Brothers, he had been one of the senior investigation team members of Hong Kong Monetary Authority, responsible for conducting investigations on banks’ suspicious fund movements, Know-Your-Client procedures, handling criminal prosecutions and disciplinary-related professional proceedings. Throughout his professional time in Hong Kong Monetary Authority, he had personally handled over 800 financial disputes and the relevant litigations. Starting from year 2013, Prof. So had moved to private practice, where he had been the fiat Court Prosecutor at Magistrate Courts, responsible for conducting various criminal prosecutions (e.g. money-laundering, drug trafficking, thief, dangerous driving, domestic violence, assault, robbery and white collar crimes etc).

Recently, Prof. So is the founding lawyer and the consultant solicitor of the international law firm – AC Lawyers LLP, in-charging of the global legal/compliance team and being responsible for different regulatory legal projects across 12 jurisdictions (including Australia, South Korea, Singapore, Taiwan, Malaysia, Japan, PRC, Thailand, India, Indonesia, Philippines and Hong Kong) in the Asia Pacific region.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended December 31, 2020 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Mr. So Man Kit, Chief Executive Officer, Chief Financial Officer, Secretary and Director	(1)	-	-	-	-	-	-	-	$-

1.) Our fiscal year end is December 31st.

2.) On August 25, 2020, Mr. So Man Kit was appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this prospectus, the Company has 15,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Mr. So Man Kit, Chief Executive Officer, Chief Financial Officer, Secretary and Director	15,000,000	90.36%	none	n/a	90.36%
5% Shareholders
Mr. So Man Kit, Chief Executive Officer, Chief Financial Officer, Secretary and Director	15,000,000	90.36%	none	n/a	90.36%

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 25, 2020, Mr. So Man Kit was appointed Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company.

Mr. So is deemed to be promoters of the Company.

On August 25, 2020, the Company issued 150,000 shares of restricted common stock at par value ($0.01) to Mr. So Man Kit for incorporation of the Company. The consideration is $1,500, or $0.01 per share.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to the period from inception August 25, 2020 through December 31, 2020.

From August 25, 2020 (date of inception) through December 31, 2020
Audit fees	$12,000
Audit related fees	-
Tax fees	-
All other fees	-
Total	$12,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

OLD BAILEY CONSULTANCY LIMITED

FINANCIAL STATEMENTS

-F1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Old Bailey Consultancy Limited

Unit 6, 9/F, LT Tower,

No.31 Chong Yip Street,

Kwun Tong, Kowloon,

Hong Kong

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Old Bailey Consultancy Limited (the ‘Company’) as of December 31, 2020 and the related statements of income, stockholders’ equity, and cash flows for the period from inception on August 25, 2020 to December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from inception on August 25, 2020 to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, for the period from inception on August 25, 2020 to December 31, 2020, the Company has not established any source of revenue to cover its operating costs. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT
We have served as the Company’s auditor since 2021.
Kuala Lumpur, Malaysia

June 24, 2021

-F2-

Old Bailey Consultancy Limited

Consolidated Balance Sheet

As of December 31, 2020 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

As of December 31, 2020 (Audited)
ASSETS
CURRENT ASSETS
Cash in bank	5,064
Total Current Assets	$5,064

TOTAL ASSETS	$5,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to a director	10,237
Accrued expenses	12,000
Provision for taxation	187
Bank overdraft	58
TOTAL CURRENT LIABILITIES	$22,482

TOTAL LIABILITIES	$22,482

STOCKHOLDERS’ DEFICIT
SHAREHOLDER EQUITY
Common Shares, par value $0.0001; 100,000,000 shares authorized, 15,000,000 shares issued and outstanding as of December 31, 2020	1,500
Accumulated deficit	(18,918)
TOTAL STOCKHOLDERS’ DEFICIT	$(17,418)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,064

 See accompanying notes to consolidated financial statements.

-F3-

Old Bailey Consultancy Limited

Consolidated Statement of Operations

For August 25, 2020 (date of inception) to December 31, 2020

(Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

For August 25, 2020 (date of inception) to December 31, 2020 (Audited)
REVENUE	$5,000

COST OF REVENUE	(2,500)

GROSS PROFIT	2,500

GENERAL AND ADMINISTRATIVE EXPENSES	(21,231)

LOSS BEFORE INCOME TAX	(18,731)

INCOME TAX PROVISION	(187)

NET LOSS	$(18,918)
Other comprehensive loss:
- Foreign exchange translation adjustment	-

TOTAL COMPREHENSIVE LOSS	$(18,918)

Net profit loss per share, basic and diluted:	$(0.00)

Weighted average number of common shares outstanding
- Basic	15,000,000
- Diluted	15,000,000

The accompanying notes are an integral part of these financial statements.

-F4-

Old Bailey Consultancy Limited

Consolidated Statement of Changes in Stockholders’ Equity

For the period from August 25, 2020 (date of inception) to December 31, 2020

(Audited)

	Common Stock	Par Value Common Stock	Accumulated Deficit	Total

Balance as of August 25, 2020 (date of inception)	-	$-	$-	$-

August 25, 2020 - Common shares issued at $0.01 per share	150,000	1,500	-	1,500

November 18, 2020 - Change in par value of Common shares	14,850,000	-	-	-

Net loss for the period	-	-	(18,918)	(18,918)

Balance as of December 31, 2020	15,000,000	$1,500	$(18,918)	$(17,418)

The accompanying notes are an integral part of these financial statements.

-F5-

Old Bailey Consultancy Limited

Consolidated Statement of Cash Flows

(Audited)

For August 25, 2020 (date of inception) to December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,918)
Adjustment to reconcile net loss to net cash used in operating activities:
Provision for taxation	187
Changes in operating assets and liabilities:
Amount due to a shareholder	9,000
Accrued expenses	12,000
Net cash provided by operating activities	2,269

CASH FLOWS FROM FINANCING ACTIVITIES
Fund injection from a shareholder	1,237
Changes in bank overdraft	58

Net cash provided by financing activities	1,295

Net change in cash and cash equivalent	3,564
Cash and cash equivalent, at date of inception	1,500
Cash and cash equivalent, end of year	$5,064

The accompanying notes are an integral part of these financial statements.

-F6-

Old Bailey Consultancy Limited

Notes to the financial statements

Note 1 – Organization and Description of Business

Description of business

Old Bailey Consultancy Limited (“the Company”) was incorporated under the laws of the State of Delaware on August 25, 2020. We have historically conducted our business through Old Bailey Consultancy Limited, a private limited liability company, incorporated in Hong Kong.

On November 3, 2020, the Company acquired 100% of the equity interests of Old Bailey Consultancy Limited, a limited liability company incorporated in the British Virgin Islands. (“OBC-BVI”).

Following a special resolution passed by the board of directors on November 18 2020, on the same day, the Company changed its authorized number of shares for the company from the current 150,000 Common Shares with par value $0.01 to 100,000,000 with par value $0.0001 and filed with the Delaware Secretary of State, a Certificate of Amendment.

On December 3, 2020, OBC-BVI, our wholly owned subsidiary, acquired 100% of the equity interests of Old Bailey Consultancy Limited, a limited liability company incorporated in Hong Kong. (“OBC-HK”).

Mr. So Man Kit is the common director and major shareholder of the Company, OBC-BVI and OBC-HK. As a result of this common ownership and in accordance with the FASB Accounting Standards Codification Section 805 “Business Combination”, the transaction is being treated as a combination between entities under common control. The recognized assets and liabilities were transferred at their carrying amounts at the date of the transaction. The equity accounts of the combining entities are combined.

The Company has elected December 31st as its year end.

The Company, through its wholly owned subsidiaries, provides local start-ups and small and medium enterprises (SMEs) with marketing advisory services.

No.	Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	Old Bailey Consultancy Limited	British Virgin Islands, August 12, 2020	10,000 Share of Ordinary Share, US$1 each	Investment Holding

2	Old Bailey Consultancy Limited	Hong Kong, August 24, 2020	10,000 Share of Ordinary Share, HK$1 each	Provision of marketing advisory services

COVID-19 outbreak

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. The COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020. Our clients are mainly from Hong Kong. The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities in Hong Kong during the past few months. The negative impacts of the COVID-19 outbreak on our business include the uncertain economic conditions may refrain clients from engaging our consultancy services, travel restriction that may impede our ability to contact existing and new clients, and the operations of our clients have been and could continue to be negatively impacted by the epidemic. The above adverse impacts might be mitigated, as quarantines across Hong Kong have been largely lifted as of late March and the Hong Kong government has rolled out an array of favorable fiscal measures. We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances were eliminated in consolidation.

Below is the organization chart of the Group:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenues when its customer obtains control of promised services, in an amount that reflects the consideration the Company expects to receive in exchange for those services. The Company recognizes revenue following the five-step model prescribed by Accounting Standards Codification (ASC) 606, “Revenue from Contracts”, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from providing marketing advisory services. Revenues are recognized when control of the promised services is transferred to our customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration we expect to be entitled to in exchange for those services.

Cash and Cash Equivalents

Cash consists of funds on hand and held in bank accounts. Cash equivalents includes demand deposits placed with banks or other financial institutions and all highly liquid investments with original maturities of three months or less, including money market funds.

As of
December 31, 2020
Cash and cash equivalents
Denominated in United States Dollars	$-
Denominated in Hong Kong Dollars	5,064
Cash and cash equivalents	$5,064

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. As of December 31, 2020, substantially all of the Company’s cash were held by a major financial institution located in Hong Kong, which management believes is of high credit quality.

-F7-

Foreign currency translation

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiary maintains its books and records in its functional currency, Hong Kong Dollars (“HK$”).

In general, for consolidation purposes, assets and liabilities of the Company’s subsidiaries whose functional currency is not the US$, are translated into US$ using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of a foreign subsidiary are recorded as a separate component of accumulated other comprehensive loss within stockholders’ equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the period:

As of December 31, 2020
Period-end HK$ : US$1 exchange rate	7.80
Period-average HK$ : US$1 exchange rate	7.80

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at December 31, 2020.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of December 31, 2020 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Concentrations

For the period from August 25, 2020 to December 31, 2020, one customer accounted for 100% of the Company’s revenues.

For the period from August 25, 2020 to December 31, 2020, one vendor accounted for 100% of the Company’s costs of revenue.

Recent accounting pronouncements

The FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326) in June 2016. ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

The Company currently does not have any leases to report. When the Company records leases it will account for the leases under ASC 842, Leases, which will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. The accounting for leases under ASC 842 may result in material increases in the assets and liabilities reflected on the Company’s consolidated balance sheets.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

-F8-

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company’s ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management’s plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2020.

-F9-

Note 5 – Shareholder Equity

Common Stock

The authorized common stock of the Company consists of 100,000,000 shares with a par value of $0.0001. There were 15,000,000 shares of common stock issued and outstanding as of December 31, 2020. They were issued as founders shares and valued at $1,500.

The Company did not have any potentially dilutive instruments as of December 31, 2020 and, thus, anti-dilution issues are not applicable.

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Note 6 – Related-Party Transactions

Office Space

The Company’s executive offices are located at Unit 6, 9/F, LT Tower, No.31 Chong Yip Street, Kwun Tong, Kowloon, Hong Kong. The Company’s office space is provided rent free by the Company’s director So Man Kit.

Equity

From August 25, 2020 (date of inception) to December 31, 2020 the Company issued the following quantities of restricted common stock at par value ($.01) to the below individual.

Name of Individual	Shares of Common Stock Issued
So Man Kit	150,000
Total	150,000

Note 7 – Amount due to a director

As of December 31, 2020, the Company has an outstanding amount payable to our sole director, Mr. So Man Kit amounted $10,237. The amount is unsecured, non-interest bearing and payable on demand.

For the year ended December 31, 2020, our director, Mr. So Man Kit has advanced $10,237 directly to the Company for working capital purpose:

Amount due to director, Mr. So Man Kit
Balance as of August 25, 2020 (inception)	$-
Advances to the Company for working capital purpose	10,237
Balance as of December 31, 2020	$10,237

Note 8 – Bank overdraft

The Company has the use of an unsecured unauthorized overdraft facility to manage its seasonal cash flows during the period from August 25, 2020 (inception) to December 31, 2020. The unauthorized overdraft interest is calculated daily and charged monthly at the bank’s prevailing interest rate. This interest charge is applicable to all current accounts and saving accounts with unauthorized overdraft balance.

Note 9 – Taxation

For the period from August 25, 2020 (inception) to December 31, 2020, the local (United States) and foreign components of loss before income tax were comprised of the following:

For the period from August 25, 2020 to December 31, 2020
Tax jurisdictions from:
- Local	$(12,000)
- Foreign, representing
British Virgin Islands	(9,000)
Hong Kong	2,269

Loss before income tax	$(18,731)

Provision for income taxes consisted of the following:

For the period from August 25, 2020 to December 31, 2020
Tax jurisdiction from:
United States	$-
Foreign	187
Income taxes	187

Deferred tax assets and liabilities consist of the following:

As of December 31,2020
Deferred tax assets:
NOL carryforwards
United States	2,520
Foreign	-
Total	2,520
Less: valuation allowance	(2,520)
Net deferred tax asset	-

The Company’s wholly owned subsidiary Old Bailey Consultancy Limited (incorporated in Hong Kong) is governed by the income tax law of the Hong Kong and is subject to a tax rate of 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000.

The provisions of ASC Topic 740, “Accounting for Income Taxes”, require an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. For the period August 25, 2020 (inception) to December 31, 2020, based on all available objective evidence, including the existence of cumulative losses, the Company determined that it was more likely than not that the net deferred tax assets were not fully realizable. Accordingly, the Company established a full valuation allowance against its net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.

The Company adopted the provisions of ASC 740, which requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. ASC 740 also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. As of December 31, 2020, no liability for unrecognized tax benefits was required to be recorded or disclosed.

Note 10 – Subsequent Events

On March 1, 2021, the Company issued an aggregate of additional 1,600,000 shares of restricted common stock at $0.005 to 5 non-affiliate individual investors in consideration of a total of $8,000.

-F10-

FINANCIAL STATEMENTS AND EXHIBITS

-F11-

Old Bailey Consultancy Limited

Consolidated Balance Sheet

As of March 31, 2021 (Unaudited) and December 31, 2020 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of March 31, 2021 (Unaudited)	As of December 31, 2020 (Audited)
ASSETS
CURRENT ASSETS
Cash in bank	12,976	5,064
Total Current Assets	$12,976	$5,064

TOTAL ASSETS	$12,976	$5,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to a director	10,237	10,237
Accrued expenses	14,500	12,000
Provision for taxation	187	187
Bank overdraft	-	58
TOTAL CURRENT LIABILITIES	$24,924	$22,482

TOTAL LIABILITIES	$(11,948)	$22,482

STOCKHOLDERS’ DEFICIT
SHAREHOLDER DEFICIT
Common Shares, par value $0.0001; 100,000,000 shares authorized, 16,600,000 shares issued and outstanding as of March 31, 2021 and 15,000,000 shares issued and outstanding as of December 31, 2020	1,660	1,500
Additional paid-in capital	7,840	-
Accumulated deficit	(21,448)	(18,918)
TOTAL STOCKHOLDERS’ DEFICIT	$(11,948)	$(17,418)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,976	$5,064

See accompanying notes to consolidated financial statements.

-F12-

Old Bailey Consultancy Limited

Consolidated Statement of Operations

For the three months ended March 31, 2021 (Unaudited) and 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

For the three months ended March 31, 2021 (Unaudited)
REVENUE	$-

COST OF REVENUE	-

GROSS PROFIT	-

GENERAL AND ADMINISTRATIVE EXPENSES	(2,530)

LOSS BEFORE INCOME TAX	(2,530)

INCOME TAX PROVISION	-

NET LOSS	$(2,530)
Other comprehensive loss:
- Foreign exchange translation adjustment	-

TOTAL COMPREHENSIVE LOSS	$(2,530)

Net profit loss per share, basic and diluted:	$(0.00)

Weighted average number of common shares outstanding
- Basic	16,600,000
- Diluted	15,551,111

See accompanying notes to consolidated financial statements.

-F13-

Old Bailey Consultancy Limited

Consolidated Statement of Changes in Stockholders’ Equity

For the three months ended March 31, 2021

(Unaudited)

	Common stock
	Number of		Additional
	Common		paid-in	Accumulated
	Stock	Amount	capital	Deficit	Total

Balance as of December 31, 2020	15,000,000	$1,500	-	$(18,918)	$(17,418)

March 2021 - Common share issued in private placement	1,600,000	160	7,840	-	8,000

Net loss for the period	-	-	-	(2,530)	(2,530)

Balance as of March 31, 2021	16,600,000	$1,660	7,840	$(21,448)	$(11,948)

See accompanying notes to consolidated financial statements.

-F14-

Old Bailey Consultancy Limited

Consolidated Statement of Cash Flows

For the three months ended March 31, 2021 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

For the three months ended March 31, 2021
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,530)
Changes in operating assets and liabilities:
Accrued expenses	2,500
Net cash used in operating activities	$(30)
CASH FLOWS FROM FINANCING ACTIVITIES:
Common share issued in private placement	8,000
Changes in bank overdraft	(58)
Net cash provided by financing activities	$7,942

Net increase in cash and cash equivalents	7,912
Cash and cash equivalents, beginning of year	5,064
CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,976

See accompanying notes to consolidated financial statements.

-F15-

Old Bailey Consultancy Limited

Notes to the financial statements

Note 1 – Organization and Description of Business

Description of business

Old Bailey Consultancy Limited (“the Company”) was incorporated under the laws of the State of Delaware on August 25, 2020. We have historically conducted our business through Old Bailey Consultancy Limited, a private limited liability company, incorporated in Hong Kong.

On November 3, 2020, the Company acquired 100% of the equity interests of Old Bailey Consultancy Limited, a limited liability company incorporated in the British Virgin Islands. (“OBC-BVI”).

Following a special resolution passed by the board of directors on November 18 2020, on the same day, the Company changed its authorized number of shares for the company from the current 150,000 Common Shares with par value $0.01 to 100,000,000 with par value $0.0001 and filed with the Delaware Secretary of State, a Certificate of Amendment.

On December 3, 2020, OBC-BVI, our wholly owned subsidiary, acquired 100% of the equity interests of Old Bailey Consultancy Limited, a limited liability company incorporated in Hong Kong. (“OBC-HK”).

Mr. So Man Kit is the common director and major shareholder of the Company, OBC-BVI and OBC-HK. As a result of this common ownership and in accordance with the FASB Accounting Standards Codification Section 805 “Business Combination”, the transaction is being treated as a combination between entities under common control. The recognized assets and liabilities were transferred at their carrying amounts at the date of the transaction. The equity accounts of the combining entities are combined.

The Company has elected December 31st as its year end.

The Company, through its wholly owned subsidiaries, provides local start-ups and small and medium enterprises (SMEs) with marketing advisory services.

No.	Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	Old Bailey Consultancy Limited	British Virgin Islands, August 12, 2020	10,000 Share of Ordinary Share, US$1 each	Investment Holding

2	Old Bailey Consultancy Limited	Hong Kong, August 24, 2020	10,000 Share of Ordinary Share, HK$1 each	Provision of marketing advisory services

COVID-19 outbreak

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. The COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020. Our clients are mainly from Hong Kong. The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities in Hong Kong during the past few months. The negative impacts of the COVID-19 outbreak on our business include the uncertain economic conditions may refrain clients from engaging our consultancy services, travel restriction that may impede our ability to contact existing and new clients, and the operations of our clients have been and could continue to be negatively impacted by the epidemic. The above adverse impacts might be mitigated, as quarantines across Hong Kong have been largely lifted as of late March and the Hong Kong government has rolled out an array of favorable fiscal measures. We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances were eliminated in consolidation.

Below is the organization chart of the Group:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenues when its customer obtains control of promised services, in an amount that reflects the consideration the Company expects to receive in exchange for those services. The Company recognizes revenue following the five-step model prescribed by Accounting Standards Codification (ASC) 606, “Revenue from Contracts”, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

The Company’s revenue consists of revenue from providing marketing advisory services. Revenues are recognized when control of the promised services is transferred to our customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration we expect to be entitled to in exchange for those services.

Cash and Cash Equivalents

Cash consists of funds on hand and held in bank accounts. Cash equivalents includes demand deposits placed with banks or other financial institutions and all highly liquid investments with original maturities of three months or less, including money market funds.

As of March 31, 2021

Cash and cash equivalents
Denominated in United States Dollars	$-
Denominated in Hong Kong Dollars	12,976
Cash and cash equivalents	$12,976

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. As of March 31, 2021, substantially all of the Company’s cash were held by a major financial institution located in Hong Kong, which management believes is of high credit quality.

-F16-

Foreign currency translation

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiary maintains its books and records in its functional currency, Hong Kong Dollars (“HK$”).

In general, for consolidation purposes, assets and liabilities of the Company’s subsidiaries whose functional currency is not the US$, are translated into US$ using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of a foreign subsidiary are recorded as a separate component of accumulated other comprehensive loss within stockholders’ equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the period:

As of and for the three months ended March 31, 2021
Period-end HK$ : US$1 exchange rate	7.80
Period-average HK$ : US$1 exchange rate	7.80

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2021.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of March 31, 2021 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Concentrations

For the period from August 25, 2020 to March 31, 2021, one customer accounted for 100% of the Company’s revenues.

For the period from August 25, 2020 to March 31, 2021, one vendor accounted for 100% of the Company’s costs of revenue.

Recent accounting pronouncements

The FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326) in June 2016. ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

The Company currently does not have any leases to report. When the Company records leases it will account for the leases under ASC 842, Leases, which will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. The accounting for leases under ASC 842 may result in material increases in the assets and liabilities reflected on the Company’s consolidated balance sheets.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

-F17-

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company’s ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management’s plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of March 31, 2021.

-F18-

Note 5 – Shareholder Equity

Common Stock

The authorized common stock of the Company consists of 100,000,000 shares with a par value of $0.0001. There were 16,600,000 shares of common stock issued and outstanding as of March 31, 2021.

The Company did not have any potentially dilutive instruments as of March 31, 2021 and, thus, anti-dilution issues are not applicable.

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Note 6 – Related-Party Transactions

Office Space

The Company’s executive offices are located at Unit 6, 9/F, LT Tower, No.31 Chong Yip Street, Kwun Tong, Kowloon, Hong Kong. The Company’s office space is provided rent free by the Company’s director So Man Kit.

Note 7 – Amount due to a director

As of March 31, 2021, the Company has an outstanding amount payable to our sole director, Mr. So Man Kit amounted $10,237.

The amount is unsecured, non-interest bearing and payable on demand.

Note 8 – Taxation

For the period from August 25, 2020 (inception) to December 31, 2020, the local (United States) and foreign components of loss before income tax were comprised of the following:

For the three months ended March 31, 2021
Tax jurisdictions from:
- Local	$(2,500)
- Foreign, representing
British Virgin Islands	-
Hong Kong	(30)

Loss before income tax	$(2,530)

Provision for income taxes consisted of the following:

For the three months ended March 31, 2021
Tax jurisdiction from:
United States	$-
Foreign	-
Income taxes	-

Deferred tax assets and liabilities consist of the following:

As of and for the three months ended March 31, 2021
Deferred tax assets:
NOL carryforwards
United States	3,045
Foreign	-
Total	3,045
Less: valuation allowance	(3,045)
Net deferred tax asset	-

The Company’s wholly owned subsidiary Old Bailey Consultancy Limited (incorporated in Hong Kong) is governed by the income tax law of the Hong Kong and is subject to a tax rate of 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000.

The provisions of ASC Topic 740, “Accounting for Income Taxes”, require an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. For the period August 25, 2020 (inception) to December 31, 2020, based on all available objective evidence, including the existence of cumulative losses, the Company determined that it was more likely than not that the net deferred tax assets were not fully realizable. Accordingly, the Company established a full valuation allowance against its net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.

The Company adopted the provisions of ASC 740, which requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. ASC 740 also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. As of December 31, 2020, no liability for unrecognized tax benefits was required to be recorded or disclosed.

Note 9 – Subsequent Events

None.

-F19-

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$210.56
Auditor Fees and Expenses	$12,000.00
Legal Fees	$3,500.00
EDGAR and Consulting Fees	$5,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$22,210.56

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Old Bailey Consultancy Limited (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Old Bailey Consultancy Limited to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 25, 2020, the Company issued 150,000 shares of restricted common stock at par value ($0.01) to Mr. So Man Kit for incorporation of the Company. The consideration of this share issuance is $1,500, or $0.01 per share.

From August of 2020 to the date of this prospectus, we have issued an aggregate of additional 1,600,000 shares of restricted common stock at $0.005 to 5 non-affiliate individual investors in consideration of a total of $8,000

Shares issued pursuant to Regulation S are not subject to the registration requirement under section 5 of the 1933 Act.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on August 25, 2020 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Marketing consultancy agreement with MMPC World Company (1)
23.1	Consent of Independent Accounting Firm “JP Centurion & Partners Plt” (1)
99.1	Sample Subscription Agreement (1)

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Unit 6, 9/F, LT Tower, No.31 Chong Yip Street, Kwun Tong, Kowloon, Hong Kong on January 7, 2022.

Old Bailey Consultancy Limited

By:	/s/ So Man Kit
Name:	So Man Kit
Title:	President, Chief Executive Officer, Secretary, Treasurer and Director Date: January 7, 2022

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: So Man Kit Signature: /s/ So Man Kit Title: President, Chief Executive Officer, Secretary, Treasurer and Director Date: January 7, 2022

-40-